UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2013

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7605

Not Applicable

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 2, 2013, (i) Walter Investment Management Corp. (“Walter” or the “Company”) closed its previously disclosed investment in UFG Holdings LLC (“UFG”), a company controlled by an investor group led by Brian Libman and (ii) effective November 30, 2013, UFG closed its previously disclosed acquisition of 100% of the membership interests of Urban Financial of America, LLC, formerly Urban Financial Group, Inc. (“Urban”), from a subsidiary of KCG Holdings, Inc. As previously disclosed, Walter invested approximately $15 million in UFG in the form of an unsecured loan and received warrants entitling Walter to purchase up to 19% of the common units of UFG. Walter’s wholly owned subsidiary, Reverse Mortgage Solutions, Inc., is negotiating a forward flow agreement to purchase mortgage servicing rights originated by Urban. As previously disclosed, effective upon the closing of Walter’s investment, Mr. Libman resigned his positions with Walter and its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: December 2, 2013	By:	/s/ Stuart Boyd
Stuart Boyd, Senior Vice President